Exhibit 5.1

Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 T +1 202 637 5600 F +1 202 637 5910 www.hoganlovells.com

October 22, 2019

Board of Directors

Cambridge Bancorp

1336 Massachusetts Avenue

Cambridge, MA 02138

Ladies and Gentlemen:

We are acting as counsel to Cambridge Bancorp, a Massachusetts corporation (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed public offering of up to $75,000,000 in aggregate amount of one or more series of the following securities of the Company: (i) shares of common stock, $1.00 par value per share (the “Common Stock”), (ii) unsecured debt securities, consisting of senior debt securities (the “Senior Debt Securities”) and/or subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (iii) warrants to purchase Debt Securities (the “Debt Warrants”), (iv) warrants to purchase Common Stock (the “Common Stock Warrants”), (v) units consisting of any combination of one or more of the securities described in the prospectus forming a part of the Registration Statement (the “Units”), and (vi) purchase contracts to purchase any combination of one or more of the securities described in the prospectus forming a part of the Registration Statement (the “Purchase Contracts” and, together with the Common Stock, Debt Securities, Debt Warrants, Common Stock Warrants and Units, the “Securities”), all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper action of the board of directors of the Company or a duly authorized committee of such board (“Board Action”) consistent with the procedures and terms described in the Registration Statement and in accordance with the Company’s charter and bylaws and applicable Massachusetts corporate law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or

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otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Act, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any Senior Debt Securities will be issued pursuant to a “senior indenture” and any Subordinated Debt Securities will be issued pursuant to a “subordinated indenture,” substantially in the forms of such indentures filed as Exhibits 4.8 and 4.9, respectively, to the Registration Statement, with items shown in such exhibits as subject to completion completed in a satisfactory manner; (iv) the indenture under which any Debt Securities are issued will be qualified under the Trust Indenture Act of 1939, as amended; (v) any Debt Warrants will be issued under one or more debt warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (vi) any Common Stock Warrants will be issued under one or more equity warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (vii) any Units will be issued under one or more unit agreements, each to be between the Company and a financial institution identified therein as a unit agent; (viii) any Purchase Contracts will be issued under one or more purchase contract agreements; (ix) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; and (x) the Company will remain a Massachusetts corporation.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the indenture for any Debt Securities, under the warrant agreement for any Debt Warrants or Common Stock Warrants, under the unit agreement for any Units and under the purchase contract agreement for any Purchase Contract,  namely, the trustee, the warrant agent, the unit agent or the purchase contract agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such indenture, warrant agreement, unit agreement or purchase contract agreement, as applicable; that such indenture, warrant agreement, unit agreement or purchase contract agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such indenture, warrant agreement, unit agreement or purchase contract agreement, as applicable, with all applicable laws, rules and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such indenture, warrant agreement, unit agreement or purchase contract agreement, as applicable.

This opinion letter is based as to matters of law solely on the applicable provisions of the following, as currently in effect:  (i) the Massachusetts Business Corporation Act, as amended,   and (ii) as to the opinions given in paragraphs (a), (c), (d), (e), and (f), the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level).  We express no opinion herein as to any other statutes, rules or regulations (and in particular, we express no opinion as to any effect that such other statutes, rules or regulations may have on the opinions expressed herein).

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a)The Debt Securities (including (i) any Debt Securities duly issued upon the exercise of Debt Warrants or pursuant to any Purchase Contract, and receipt by the Company of any additional consideration payable upon such exercise or purchase, and (ii) any Debt Securities included as a component of any Unit), upon due execution and delivery of an indenture relating thereto on behalf of the Company and the trustee named therein, and upon authentication by such trustee and due execution and delivery on behalf of the Company in accordance with the indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of the Company.

(b)The Common Stock (including (i) any Common stock duly issued (A) upon the exchange or conversion of Debt Securities that are exchangeable for or convertible into Common Stock, (B) upon the exercise of Common Stock Warrants, or (C) pursuant to Purchase Contracts, and receipt by the Company of any additional consideration payable upon such conversion, exchange, exercise or purchase, and (ii) any Common Stock included as a component of any Units), upon due execution and delivery on behalf of the Company of certificates therefor, including global certificates, or the entry of the issuance thereof in the books and records of the Company, as the case may be, will be validly issued, fully paid and nonassessable.

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(c)The Debt Warrants, upon due execution and delivery of a debt warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Debt Warrants by such warrant agent, and upon due execution and delivery of the Debt Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

(d)The Common Stock Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Common Stock Warrants by such warrant agent, and upon due execution and delivery of the Common Stock Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

(e)The Units, upon due execution and delivery of a unit agreement relating thereto on behalf of the Company and the unit agent named therein, and upon due execution and delivery of such Units on behalf of the Company, will constitute valid and binding obligations of the Company.

(f)The Purchase Contracts, upon due execution and delivery of a purchase contract agreement relating thereto on behalf of the Company and the purchase contract agent named therein, and upon due execution and delivery of the Purchase Contracts on behalf of the Company, will constitute valid and binding obligations of the Company.

The opinions expressed in Paragraphs (a), (c), (d), (e) and (f) above with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law).

This opinion letter has been prepared for use in connection with the Registration Statement.  We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP